Exhibit 99.1
Westcon, Inc.
Index to Financial Statements
TABLE OF CONTENTS

Page Number

Independent Auditors’ Report	7

Financial Statements

Statement of Operations for the Year Ended June 30, 2008	8

Balance Sheet as of June 30, 2008	9

Statement of Cash Flows for the Year Ended June 30, 2008	10

Statement of Stockholder’s Equity for the Year Ended June 30, 2008	11

Notes to Financial Statements	12-15

INDEPENDENT AUDITORS’ REPORT
Board of Directors
Westcon, Inc.
Portland, Oregon
We have audited the accompanying balance sheet of Westcon, Inc. as of June 30, 2008 and the related statements of operations, stockholder’s equity and cash flows for the year ended June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westcon, Inc. at June 30, 2008, and the results of its operations and its cash flows for the year ended June 30, 2008, in conformity with accounting principles generally accepted in the United States.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
October 28, 2008

WESTCON, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2008
(In Thousands, Except Share and Per Share Amounts)

Product Sales	$7,906
Service Revenue	1,697

Net Revenue	9,603

Cost of Products Sold	6,086
Cost of Services Sold	1,207

Total Cost of Products and Services Sold	7,293

Gross Profit	2,310

Selling, Marketing and Warehouse Expenses	709
Administrative Expenses	913

Total Operating Expenses	1,622

Operating Income	688

Interest Expense	32
Other Income, net	(3)

Total Other Expense	29

Income Before Income Taxes	659
Provision for Income Taxes	264

Net Income	$395

See accompanying notes to financial statements.

WESTCON, INC.
BALANCE SHEET
AS OF JUNE 30, 2008
(In Thousands, Except Share Amounts)

ASSETS
Current Assets:
Cash	$55
Accounts Receivable, less allowance for doubtful accounts of $10	1,015
Inventory, net	570
Prepaid Expenses and Other Current Assets	13
Deferred Tax Asset	57

Total Current Assets	1,710
Property and Equipment, net	280
Other Assets	4

Total Assets	$1,994

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Short Term Borrowings	$131
Accounts Payable	593
Accrued Compensation and Other Liabilities	121
Income Taxes Payable	137
Current Portion of Long Term Debt	39

Total Current Liabilities	1,021
Long Term Debt	164
Deferred Tax Liability	68

Total Liabilities	1,253

Stockholder’s Equity:
Common Stock, no par value, 1,000 shares authorized; 525 shares issued and outstanding	5
Retained Earnings	736

Total Stockholder’s Equity	741

Total Liabilities and Stockholder’s Equity	$1,994

See accompanying notes to financial statements.

WESTCON, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2008
(In Thousands)

Cash Flows from Operating Activities:
Net Income	$395
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Loss on Disposal of Assets	7
Deferred Income Taxes	24
Depreciation and Amortization	61
Provision for Accounts Receivable and Inventory Reserves	(13)
Changes in Assets and Liabilities:
Accounts Receivable	(99)
Inventory	282
Prepaid Expenses and Other Assets	(11)
Accounts Payable	(470)
Accrued Compensation and Other Liabilities	(71)
Income Taxes Payable	86

Net Cash Provided by Operating Activities	191

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(110)

Net Cash Used in Investing Activities	(110)

Cash Flows from Financing Activities:
Short Term Borrowings, net	(40)
Payments of Long Term Debt	(16)
Proceeds from Long Term Debt	30

Net Cash Used in Financing Activities	(49)

Net Increase in Cash	55
Cash at Beginning of Period	–

Cash at End of Period	$55

Supplemental Disclosures of Cash Flow Activity:
Cash paid during the period for:
Interest	$31
Income Taxes, net	$88

Supplemental Disclosure of Non-Cash Financing Activity:
Capital Lease Obligation	$23
See accompanying notes to financial statements.

WESTCON, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED JUNE 30, 2008
(In Thousands, Except Share Amounts)

	Common Stock
	Issued
	No Par Value		Retained
	Shares	Amount	Earnings	Total
Balance as of June 30, 2007	525	$5	$341	$346
Net Income	–	–	395	395

Balance as of June 30, 2008	525	$5	$736	$741

See accompanying notes to financial statements.

WESTCON, INC.
NOTES TO FINANCIAL STATEMENTS
(In Thousands, Except Per Share Amounts)
NOTE 1 – GENERAL
Description of Business: Westcon, Inc. (“Westcon” or “the Company”) is a distributor of professional grade test and measurement instruments and a provider of calibration and repair services to customers located primarily in the western region of the United States.
Use of Estimates: The preparation of Westcon’s Financial Statements in accordance with accounting principles generally accepted in the United States requires that the Company make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are used for, but not limited to, allowance for doubtful accounts and returns, inventory reserves and depreciable lives of fixed assets. Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. The accounting estimates used in the preparation of the Financial Statements will change as new events occur, as more experience is acquired, as additional information is obtained, and as the operating environment changes. Actual results could differ from those estimates. Such changes and refinements in estimation methodologies are reflected in reported results of operations in the period in which the changes are made and, if material, their effects are disclosed in the Notes to Financial Statements.
Accounts Receivable: Accounts receivable represent receivables from customers in the ordinary course of business. These amounts are recorded net of the allowance for doubtful accounts and returns in the Balance Sheet. The allowance for doubtful accounts is based upon the expected collectability of accounts receivable. The Company applies a specific formula to its accounts receivable aging, which may be adjusted on a specific account basis where the formula may not appropriately reserve for loss exposure. After all attempts to collect a receivable have failed, the receivable is written-off against the allowance for doubtful accounts. The returns reserve is calculated based upon the historical rate of returns applied to revenues over a specific timeframe. The returns reserve will increase or decrease as a result of changes in the level of revenues and/or the historical rate of returns.
Inventory: Inventory consists primarily of finished products purchased for resale and is valued at the lower of cost or market. Costs are determined using the average cost method of inventory valuation. Inventory is reduced by a reserve for items not saleable at or above cost by applying a specific loss factor, based on historical experience, to specific categories of inventory. The Company evaluates the adequacy of the reserve on an annual basis.
Property and Equipment, Depreciation and Amortization: Property and equipment are stated at cost. Depreciation and amortization are computed primarily under the straight-line method over the following estimated useful lives:

Years
Machinery, Equipment and Software	3 – 10
Furniture and Fixtures	5 – 10
Leasehold Improvements	4
Vehicles	3 – 7
Property and equipment determined to have no value are written off at their then remaining net book value. Leasehold improvements are amortized under the straight-line method over the estimated useful life or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred. See Note 2 for further information on property and equipment.
Fair Value of Financial Instruments: The carrying amount of debt on the Balance Sheet approximates fair value due to variable interest rate pricing and the carrying amounts for cash, accounts receivable and accounts payable approximate fair value, due to their short-term nature.
Revenue Recognition: Product sales are recorded when a product’s title and risk of loss transfers to the customer. The Company recognizes the majority of its service revenue based upon when the calibration or repair activity is performed and then shipped and/or delivered to the customer. The Company generally invoices its customers for shipping and freight charges. Provisions for customer returns are provided for in the period the related revenue is recorded based upon historical data.
Freight and Shipping Costs: Freight expense and direct shipping costs are included in cost of products and services sold. These costs were approximately $0.1 million for the fiscal year ended June 30, 2008 (“fiscal year 2008”).
Income Taxes. Income taxes are provided in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes (“SFAS 109”), which requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company’s financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent that it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Recently Issued Accounting Pronouncements: In July 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (“FIN 48”), which seeks to reduce the significant diversity in practice associated with certain aspects of measurement and recognition threshold and measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return, and also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions for FIN 48 are effective for fiscal years beginning after December 15, 2007, the Company’s fiscal year ending June 30, 2009. Upon adoption, the cumulative effect of any changes in net assets resulting from the application of FIN 48 will be recorded as an adjustment to retained earnings. The Company does not expect the adoption of FIN 48 to have a material impact on its financial position or results of operations.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes guidelines for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, the Company’s fiscal year ending June 30, 2009. In February 2008, the FASB issued Financial Statement of Position No. 157-2, Partial Deferral of the Effective Date of Statement 157 (“FSP 157-2”). FSP 157-2 delays the effective date of SFAS 157, for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008. The Company is currently evaluating the impact of SFAS 157, but does not expect the adoption of SFAS 157 to have a material impact on its Financial Statements.
In October 2008, the FASB issued Staff Position No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”). FSP 157-3 applies to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with SFAS 157. FSP 157-3 clarifies the application of SFAS 157 in determining the fair values of assets or liabilities in a market that is not active. FSP 157-3 is effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of FSP 157-3 did not have a material impact on the Company’s financial statements.
NOTE 2 – PROPERTY AND EQUIPMENT
Property and equipment consist of the following at June 30, 2008:

Machinery, Equipment and Software	$530
Furniture and Fixtures	99
Leasehold Improvements	48
Vehicles	83

Total Property and Equipment	760
Less: Accumulated Depreciation and Amortization	(480)

Total Property and Equipment, net	$280

Total depreciation and amortization expense was less than $0.1 million in fiscal year 2008.

NOTE 3 – DEBT
Short Term Borrowings. The Company has available a revolving line of credit (“Line of Credit”) with a local bank in the amount of $0.3 million. The Line of Credit, which matures on October 31, 2008, is secured by substantially all assets of the Company and is personally guaranteed by the Company’s President and sole stockholder. Interest is payable monthly on the outstanding balance at a variable rate of 0.5% over the bank’s prime rate. As of June 30, 2008, the bank’s prime rate was 5.0%. The Company’s interest rate for fiscal year 2008 ranged from 5.5% to 9.0%. The balance outstanding as of June 30, 2008 was $0.1 million.
The Line of Credit has certain covenants with which the Company must comply, including tangible net worth, debt to net worth, working capital, current ratio and cash flow to debt covenants. The Company was in compliance with all loan covenants and requirements throughout fiscal year 2008. The Line of Credit was terminated on August 14, 2008 (see Note 8).
Long Term Debt. Long Term Debt consists of the following at June 30, 2008:

Notes payable to the Company’s President and sole stockholder, interest payable monthly with rates ranging from 9.0% to 14.5%, unsecured and subordinated to bank debt, maturing on July 2010	$102

Notes payable, due in monthly payments ranging from less than $1 to $3 including interest ranging from 8.3% to 9.7%, secured by substantially all assets of the Company, with maturities from August 2010 to July 2012	82

Note payable, due in monthly payments of less than $1 including interest at 3.9%, secured by a vehicle, with a maturity of November 2010	19

203
Less: Current Portion of Long Term Debt	39

$164

Total interest expense for fiscal year 2008 was less than $0.1 million.
NOTE 4 – INCOME TAXES
The net provision for income taxes for fiscal year 2008 is as follows:

Current Tax Provision:
Federal	$187
State	52

239

Deferred Tax Provision:
Federal	21
State	4

25

Provision for Income Taxes	$264

A reconciliation of the income tax provision computed by applying the statutory United States federal income tax rate and the income tax provision reflected in the Statement of Operations for fiscal year 2008 is as follows:

Federal Income Tax at Statutory Rate	$224
State Income Taxes, net of Federal benefit	44
Other, net	(4)

Total	$264

The components of the deferred tax assets and liability as of June 30, 2008 are as follows:

Deferred Tax Assets – Current:
Inventory Reserves	$42
Other	15

Total	$57

Deferred Tax Liability – Non-current:
Depreciation	$68

NOTE 5 – EMPLOYEE BENEFIT PLAN
All of Westcon’s employees are eligible to participate in a defined contribution plan (the “Plan”), provided certain qualifications are met. Pursuant to the Plan, participants are entitled to a distribution of their vested account balance upon termination of employment or retirement. Plan participants are fully vested in their contributions while Company contributions vest over a six year period. In addition, participants may receive discretionary contributions from the Company, as determined by the Company, up to an overall maximum allowed by the Internal Revenue Code. During fiscal year 2008, the Company’s contribution to the Plan was less than $0.1 million. The Plan was terminated on August 14, 2008 (see Note 8).
NOTE 6 – SIGNIFICANT CUSTOMERS AND VENDORS
One customer accounted for approximately 30% of the Company’s revenues during fiscal year 2008. The loss or cancellation of business from, or significant changes in the volume of products sold or services provided to this customer or a change in its financial position could have a material adverse effect on the Company’s financial position, results of operations and cash flows.
Approximately 30% of the Company’s product purchases during fiscal year 2008 were from one vendor. As of June 30, 2008, two vendors represented approximately 50% of the Company’s Accounts Payable.
NOTE 7 – COMMITMENTS
Westcon leases its facilities and certain vehicles from its President, the Company’s sole stockholder. The vehicles are leased on a month to month basis and the facility lease expires in March 2009. Total rental expense was $0.1 million for fiscal year 2008. The minimum future annual rental payments as of June 30, 2008 are less than $0.1 million.
NOTE 8 – SUBSEQUENT EVENT
On August 14, 2008, Transcat, Inc. (“Transcat”) acquired Westcon pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Westcon and its sole stockholder.
Under the terms of the Merger Agreement, Transcat paid an aggregate purchase price of approximately $6.9 million, which was paid in a combination of the issuance of 150,000 shares of Transcat common stock valued at approximately $1.1 million and approximately $5.8 million in cash. An additional contingent payment of up to $1.4 million is subject to holdback restrictions and is intended to secure the obligations of Westcon and the sole stockholder for post-closing adjustments, reimbursement and indemnification under the terms of the Merger Agreement. This contingent payment is expected to be recorded as additional purchase price at the time the payment is certain. A portion of the cash purchase price, aggregating $0.5 million, was distributed to satisfy certain debt obligations of Westcon, with the remainder being paid to the sole stockholder.
In addition, Transcat and the sole stockholder entered into an Earn Out Agreement dated as of the closing of the merger. This agreement provides that the sole stockholder be entitled to certain contingent earn out payments subject to Westcon achieving certain post-closing targets. These potential future payments are expected to be recorded as compensation expense.